News Release For Further Information: Jessica Gulis, 248.559.0840 ir@cnfrh.com For Immediate Release Conifer Holdings Reports 2017 Second Quarter Financial Results Company to Host Conference Call at 8:30 AM ET on Thursday, August 10, 2017 Birmingham, MI, August 9, 2017 - Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the second quarter ended June 30, 2017. Second Quarter 2017 Highlights (all comparisons to prior year period) • Gross written premiums decreased by 9.2% to $27.0 million • Net earned premiums increased 13% to $24.5 million • Combined ratio was 110.4%, compared to 109.7% in the prior year period and 109.1% in the first quarter of 2017. • Net loss of $1.1 million, or $0.14 per diluted share based on 7.6 million weighted average common diluted shares outstanding. Management Comments James Petcoff, Chairman and CEO, commented, “For the second quarter of 2017, we continued the efforts begun in the first quarter of deemphasizing the lines of business where the underwriting performance has not been aligned with our goals. Because of this shift, gross written premiums in both our commercial and personal lines of business were negatively impacted overall, but this decline was primarily offset by growth in our core specialty niche insurance products such as liquor liability and security guards. We are positioning the Company for favorable long-term underwriting performance and expect to see a return to our historical growth trends in the coming quarters.” Mr. Petcoff continued, “The second quarter did include higher than anticipated losses (mainly surrounding our personal lines business and more specifically Florida homeowners). We have been proactive in taking the necessary steps to properly address and resolve the issues causing these losses, and hope to minimize its affect as soon as possible. For the quarter, we reported continued improvements in our expense ratio (43.4% in the second quarter of 2017) that we believe provide a solid indicator of the underwriting potential for our business.”

Conifer Holdings, Inc.
August 9, 2017
Page 2

2017 Second Quarter Financial Results Overview

	At and for the Three Months Ended June 30,			At and for the Six Months Ended June 30,		
	2017	2016	% Change	2017	2016	% Change
	(dollars in thousands, except share and per share amounts)					
Gross written premiums	$ 26,981	$ 29,725	-9.2%	$ 53,455	$ 55,118	-3.0%
Net written premiums	23,082	26,176	-11.8%	45,407	48,226	-5.8%
Net earned premiums	24,497	21,675	13.0%	48,637	41,784	16.4%
Net investment income	663	528	25.6%	1,240	1,065	16.4%
Net realized investment gains	-	541	**	(8)	533	**
Other gains	750	-	**	750	-	**
Net income (loss)	(1,067)	(513)	**	(2,866)	(2,541)	**
Net income (loss) per share, diluted	$ (0.14)	$ (0.07)		$ (0.38)	$ (0.33)	
Adjusted operating income (loss)*	(2,098)	(1,639)	**	(3,889)	(3,659)	**
Adjusted operating income (loss) per share, diluted*	$ (0.28)	$ (0.22)		$ (0.52)	$ (0.48)	
Book value per common share outstanding	$ 8.64	$ 10.03		$ 8.64	$ 10.03	
Weighted average shares outstanding, basic and diluted	7,633,069	7,594,862		7,633,069	7,616,821	
Underwriting ratios:						
Loss ratio (1)	67.0%	61.7%		65.7%	62.0%	
Expense ratio (2)	43.4%	48.0%		44.2%	48.9%	
Combined ratio (3)	110.4%	109.7%		109.9%	110.9%	

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income.

(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and operating expenses to net earned premiums and other income.

(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

Second Quarter 2017 Premiums

Gross Written Premiums

Gross written premiums decreased 9.2% in the second quarter of 2017 to $27.0 million, compared to $29.7 million in the prior year period, largely due to a 32.8% reduction in wind-exposed homeowners line of business compared to the prior year period.

Net Written Premiums

Net written premiums were $23.0 million in the second quarter of 2017, compared to $26.2 million in the prior year period. This decrease was caused by a lower volume of gross written premiums compared to the prior year period.

Net Earned Premiums

Net earned premiums increased 13.0% to $24.5 million for the second quarter of 2017, compared to $21.7 million for the prior year period. This was largely due to a 21.9% increase in net earned premiums in the commercial lines business compared to the prior year period.

Conifer Holdings, Inc.
August 9, 2017
Page 3

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review

	Three Months Ended June 30,			Six Months Ended June 30,		
	2017	2016	% Change	2017	2016	% Change
			(dollars in thousands)			
Gross written premiums	$ 21,106	$ 22,821	-7.5%	$ 42,750	$ 41,965	1.9%
Net written premiums	18,916	20,548	-7.9%	38,395	37,536	2.3%
Net earned premiums	20,094	16,484	21.9%	39,782	31,763	25.2%
Underwriting ratios:						
Loss ratio	58.1%	56.4%		60.4%	56.3%	
Expense ratio	36.7%	36.1%		37.2%	37.9%	
Combined ratio	94.8%	92.5%		97.6%	94.2%	
Contribution to combined ratio from net (favorable) adverse prior year development	12.1%	4.7%		13.2%	3.6%	
Accident year combined ratio (1)	82.7%	87.8%		84.4%	90.6%	

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company's commercial lines of business, which represented 78% of total gross written premiums in the second quarter of 2017, primarily consists of property, liability and other miscellaneous coverage offered to owner-operated small and mid-sized businesses, professional organizations and hospitality businesses such as restaurants, bars and taverns.

Commercial lines gross written premiums decreased by 7.5% to $21.1 million in the second quarter of 2017. This was largely due to a 6.7% decrease in the gross written premiums for the hospitality lines of business compared to the prior year period.

Mainly as a result of the reserve strengthening in the commercial property & liability lines, the commercial lines combined ratio was 94.8% for the second quarter of 2017, compared to 92.5% in the prior year period. Excluding the contribution to the combined ratio from prior year adverse development, the accident year combined ratio on commercial lines for the quarter, was 82.7%.

Conifer Holdings, Inc.
August 9, 2017
Page 4

Personal Lines Financial and Operational Review

Personal Lines Financial Review

	Three Months Ended June 30,			Six Months Ended June 30,		
	2017	2016	% Change	2017	2016	% Change
	(dollars in thousands)					
Gross written premiums	$ 5,875	$ 6,904	-14.9%	$ 10,705	$ 13,153	-18.6%
Net written premiums	4,166	5,628	-26.0%	7,012	10,690	-34.4%
Net earned premiums	4,403	5,191	-15.2%	8,855	10,021	-11.6%
Underwriting ratios:						
Loss ratio	107.5%	78.0%		89.1%	79.9%	
Expense ratio	44.2%	44.8%		44.0%	45.5%	
Combined ratio	151.7%	122.8%		133.1%	125.4%	
Contribution to combined ratio from net (favorable) adverse prior year development	39.9%	13.5%		22.5%	18.9%	
Accident year combined ratio	111.8%	109.3%		110.6%	106.5%	

Personal lines, which consist of low-value dwelling and wind-exposed homeowners insurance, represented 22% of total gross written premiums for the second quarter of 2017. Personal lines gross written premiums decreased 14.9% to $5.9 million in the second quarter of 2017 compared to the prior year period. This was mainly due to a 32.8% decline in wind-exposed homeowners gross written premiums due to a reduction in exposure in the Florida and Texas businesses. Conifer's low-value dwelling products gross written premiums increased by 16.0% during the second quarter of 2017, compared to the prior year period.

During the second quarter of 2017, the Company increased its reserves in its Florida homeowners business, which contributed to a personal lines loss ratio for the quarter of 107.5%. The Company has reduced exposure, ceased seeking additional growth in this market and has begun to examine potential strategic options for the Florida homeowners business. The Company reported a combined ratio in personal lines of 151.7% in the second quarter of 2017, compared to 122.8% in the prior year period.

Conifer Holdings, Inc. Page 5 August 9, 2017 Combined Ratio Analysis Combined Ratio The Company's combined ratio was 110.4% for the three months ended June 30, 2017, compared to 109.7% for the same period in 2016. Excluding additional reserve strengthening, the 2017 second quarter accident year combined ratio was 93.2%, compared to 102.8% in the prior year period.  Loss Ratio: The Company's loss ratio was impacted by an increase of reserves in the Florida homeowners, commercial property and commercial liability lines of business. The Company continues to tighten underwriting guidelines, increase rates, and selectively write in the most profitable geographies. For the second quarter of 2017, the Company’s loss ratio was 67.0%, compared to 61.7% in the prior year period.  Expense Ratio: The expense ratio was 43.4% for the second quarter of 2017, compared to 48.0% in the prior year period, marking the sixth consecutive quarter over quarter improvement as the Company continues to leverage the infrastructure investments necessary to support the Company’s continued growth rate. The Company believes this ratio will continue to decline over time as the Company grows to efficient operating scale. 2017 2016 2017 2016 Underwriting ratios: Loss ratio 67.0% 61.7% 65.7% 62.0% Expense ratio 43.4% 48.0% 44.2% 48.9% Combined ratio 110.4% 109.7% 109.9% 110.9% adverse prior year development 17.2% 6.9% 14.9% 7.3% Accident year combined ratio 93.2% 102.8% 95.0% 103.6% Three Months Ended June 30, (dollars in thousands) Contribution to combined ratio from net (favorable) Six Months Ended June 30,

Conifer Holdings, Inc. Page 6 August 9, 2017 The table below details the impact of the reserve strengthening on the Company’s loss ratio: Net development of reserves for losses incurred in prior accident years for all lines of business had increased the Company’s loss ratio for the second quarter of 2017 by 17.2%, largely due to reserve strengthening in the Florida homeowners line of business, as well as liability reserve development from older claims in the hospitality lines. Net Income (Loss) In the second quarter of 2017, the Company reported a net loss of $1.1 million, or $0.14 per diluted share based on 7.6 million weighted average common diluted shares outstanding, compared to net loss of $513,000, or $0.07 per diluted share, based on 7.6 million weighted average common diluted shares outstanding in the prior year period. Adjusted Operating Income (Loss) In the second quarter of 2017, the Company reported an adjusted operating loss of $2.1 million, or $0.28 per share, compared to adjusted operating loss of $1.6 million, or $0.22 per share, for the same period in 2016. See Definitions of Non-GAAP Measures. 2017 2016 2017 2016 Loss ratio 67.0% 61.7% 65.7% 62.0% Less loss ratio impact from: Florida homeowners reserve strengthening 5.3% 3.2% 3.3% 3.4% C mmercial automobile reserve strengthening 1.0% 2.8% 0.7% 3.5% Commercial liability reserve development 6.4% 0.0% 5.9% 0.0% Commercial property reserve development 2.5% 0.0% 4.6% 0.0% Personal automobile; in run-off -0.8% -0.3% 0.0% 1.2% Other net reserve (favorable) development 2.8% 1.2% 0.4% -0.8% Accident year loss ratio 49.8% 54.8% 50.8% 54.7% Three Months Ended June 30, Six Months Ended June 30,

Conifer Holdings, Inc. Page 7 August 9, 2017 Balance Sheet/Investment Overview The Company maintains a prudent investment approach with 96% of the portfolio invested in fixed- income securities (with an average credit quality of AA) and short-term investments. Only 4% of the portfolio is invested in equities. Outlook for the Second Half of 2017 Mr. Petcoff concluded, “We continue to proactively pursue measures to curtail the challenging loss trends we have experienced, particularly in personal lines. We continue to lessen our exposure through limited new policy writing in certain geographic regions, while increasing our business in the areas where our strategic value proposition gives Conifer a tangible advantage over its competitors. We have been pleased to grow the business incrementally throughout this process until this current period, and expect to see a return to historical growth trends in the coming quarters. We are solidly focused on returning to profitability by concentrating on the steady, niche commercial markets Conifer’s team has successfully underwritten for decades.” June 30, December 31, 2017 2016 Cash and invested assets 147,052$ 141,023$ Reinsurance recoverables on paid and unpaid losses 12,475 7,498 Goodwill and intangible assets 997 1,007 Total assets 211,403 203,701 Unpaid losses and loss adjustment expenses 66,917 54,651 Unearned premiums 54,979 58,126 Senior debt 16,375 17,750 Total liabilities 145,436 135,907 Total shareholders' equity 65,967 67,794 Book value per share 8.64$ 8.88$ Net written premium-to-statutory capital and surplus ratio 1.6 1.6 Debt-to-total capitalization ratio 0.2 0.2 Average tax-equivalent book yield 2.3 2.2 Average fixed maturity duration 3.1 3.2 (dollars in thousands, except per share amounts) (Unaudited)

Conifer Holdings, Inc. Page 8 August 9, 2017 Earnings Conference Call The Company will hold a conference call/webcast on Thursday, August 10, 2017 at 8:30 a.m. ET to discuss results for the second quarter ended June 30, 2017. Investors, analysts, employees and the general public are invited to listen to the conference call via: Webcast: On the Event Calendar at IR.CNFRH.com Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international) The webcast will be archived on the Conifer Holdings website and available for replay for at least one year. About the Company Conifer Holdings, Inc. is a Michigan-based insurance holding company formed in 2009. Through its subsidiaries, Conifer offers customized insurance coverage solutions in both specialty commercial and specialty personal product lines marketing mainly through independent agents in all 50 states. The Company completed its initial public offering in August 2015 and is traded on the Nasdaq Global Market (Nasdaq: CNFR). Additional information is available on the Company’s website at www.CNFRH.com. Definitions of Non-GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding net realized investment gains and losses, and other gains and losses, after-tax, and excluding the tax impact of changes in unrealized gains and losses. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Conifer Holdings, Inc. Page 9 August 9, 2017 Reconciliations of adjusted operating income and adjusted operating income per share: Forward-Looking Statement This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 15, 2017 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations. 2017 2016 2017 2016 (1,067)$ (513)$ (2,866)$ (2,541)$ Net realized gains and other gains (losses), net of tax 750 541 742 533 Tax effect of investment unrealized gains and losses 281 585 281 585 Adjusted operating income (loss) (2,098)$ (1,639)$ (3,889)$ (3,659)$ Weighted average common shares, diluted 7,633,069 7,594,862 7,633,069 7,616,821 Diluted income (loss) per common share: Net income (loss) (0.14)$ (0.07)$ (0.38)$ (0.33)$ Net realized gains and other gains (losses), net of tax 0.10 0.07 0.10 0.07$ Tax effect of investment unrealized gains and losses 0.04 0.08 0.04 0.08$ Adjusted operating income (loss) per share (0.28)$ (0.22)$ (0.52)$ (0.48)$ Three Months Ended June 30, Six Months Ended June 30, (dollars in thousands, except share and per share amounts) Net income (loss)

Conifer Holdings, Inc. Page 10 August 9, 2017 June 30, December 31, 2017 2016 (Unaudited) Investment securities: Fixed maturity securities, at fair value (amortized cost of $116,418 and 116,276$ 113,163$ $113,915, respectively) Equity securities, at fair value (cost of $4,456 and $4,283, respectively) 4,969 4,579 Short-term investments, at fair value 14,944 10,788 Total investments 136,189 128,530 Cash 10,863 12,493 Premiums and agents' balances receivable, net 23,018 24,538 Receivable from affiliate 724 1,751 Reinsurance recoverables on unpaid losses 10,552 6,658 Reinsurance recoverables on paid losses 1,923 840 Ceded unearned premiums 4,103 4,120 Deferred policy acquisition costs 12,649 13,290 Other assets 11,382 11,481 Total assets 211,403$ 203,701$ Liabilities: Unpaid losses and loss adjustment expenses 66,917$ 54,651$ Unearned premiums 54,979 58,126 Senior debt 16,375 17,750 Accounts payable and other liabilities 7,165 5,380 Total liabilities 145,436 135,907 Commitments and contingencies - - Shareholders' equity: Common stock, no par value (100,000,000 shares authorized; 7,633,069 and 7,633,070 issued and outstanding, respectively) 80,808 80,342 Accumulated deficit (14,334) (11,468) Accumulated other comprehensive loss (507) (1,080) Total shareholders' equity 65,967 67,794 Total liabilities and shareholders' equity 211,403$ 203,701$ Conifer Holdings, Inc. and Subsidiaries Consolidated Balance Sheets (dollars in thousands, except share data) Assets Liabilities and Shareholders' Equity

Conifer Holdings, Inc.
August 9, 2017
Page 11

Conifer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2017	**2016**	**2017**	**2016**
Revenue				
Premiums				
Gross earned premiums	$ 28,338	$ 25,258	$ 56,602	$ 48,804
Ceded earned premiums	(3,841)	(3,583)	(7,965)	(7,020)
Net earned premiums	24,497	21,675	48,637	41,784
Net investment income	663	528	1,240	1,065
Net realized investment gains (losses)	-	541	(8)	533
Other gains	750	-	750	-
Other income	372	283	726	528
Total revenue	26,282	23,027	51,345	43,910
Expenses				
Losses and loss adjustment expenses, net	16,674	13,541	32,407	26,240
Policy acquisition costs	6,428	6,014	12,900	12,017
Operating expenses	4,370	4,536	8,900	8,675
Interest expense	219	143	443	300
Total expenses	27,691	24,234	54,650	47,232
Income (loss) before equity earnings and income taxes	(1,409)	(1,207)	(3,305)	(3,322)
Equity earnings of affiliates, net of tax	60	71	164	158
Income tax benefit	(282)	(623)	(275)	(623)
Net income (loss)	(1,067)	(513)	(2,866)	(2,541)
Earnings (loss) per common share, basic and diluted	$ (0.14)	$ (0.07)	$ (0.38)	$ (0.33)
Weighted average common shares outstanding, basic and diluted	7,633,069	7,594,862	7,633,069	7,616,821